SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2004

RESPIRONICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-16723	25-1304989

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification Number)

1010 Murry Ridge Lane
Murrysville, Pennsylvania		15668-8525

(Address of Principal
Executive Offices)		(Zip Code)

724-387-5200

(Registrant’s telephone number, including area code)

Item 9. REGULATION FD DISCLOSURE.

     On May 21, 2004, Respironics, Inc. issued a press release announcing that it will make an offer to acquire for cash the issued share capital of Profile Therapeutics plc (London SE symbol: PTP) for 50.9 pence per share or a total of approximately $44.6 million, at the current exchange rate. A copy of the press release is attached hereto as Exhibit 99.

Exhibits

99	Press release, dated May 21, 2004, issued by Respironics, Inc.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRONICS, INC.

	By:	/s/ Daniel J. Bevevino

Daniel J. Bevevino
Vice President, and Chief Financial and
Principal Accounting Officer
Dated: May 21, 2004

3

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press release, dated May 21, 2004, issued by Respironics, Inc.

4